SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported): March 14, 2000
                          e.spire Communications, Inc.
             (Exact name of registrant as specified in its charter)


State of Delaware                   0-25314                  52-1947746
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)      File No.)                Identification No.)

12975 Worldgate Drive
Herndon, Virginia                                       20701
(Address of Principal Executive                        (Zip Code)
Offices)

(703) 639-6000
(Registrant's telephone number,
including area code)

Item 5. Other Events

On March 30, 2000, e.spire issued a press release announcing that its Board of Directors has elected George F. Schmitt as Chairman. Mr. Schmitt succeeds William R. Huff, who has been named Vice Chairman. In addition, the Board approved Mr. Schmitt's appointment of Christopher J. Resavy as
Chief Operating Officer. e.spire Communications, Inc. issued a second press release announcing its preliminary 4th quarter and full year financial results.

On March 28, 2000, e.spire Communications, Inc. issued a press release announcing that Dennis J. Kern resigned as its Chief Operating Officer, effective March 24, 2000.

On March 14, 2000, Riley M. Murphy, Executive Vice President of Legal and Regulatory Affairs, General Counsel and Secretary, resigned from e.spire to join TriVergent, an integrated service provider of end-to-end technologies. Juliette Pryor, e.spire's former Vice President and Associate General Counsel, assumed Ms. Murphy's primary legal responsibilities as e.spire's General Counsel, Senior Vice President and Secretary. Jim Falvey, e.spire's former Vice President of Regulatory Affairs, now oversees all regulatory proceedings and initiatives as e.spire's Senior Vice President of Regulatory Affairs.

Item 7.           Financial Statements and Exhibits.

(c)      Exhibits


 Exhibit Number                                                    Reference

(99)     Additional Exhibits

        Press Release dated March 28, 2000                         Exhibit 99.1

        Press Release dated March 30, 2000                         Exhibit 99.2

        Press Release dated March 30, 2000                         Exhibit 99.3



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    e.spire Communications, Inc.
                                       By:


Date: March 29, 2000                                 /s/ Juliette Pryor
                                                     ------------------
                                                     Juliette Pryor,
                                                     Senior Vice President,
                                                     General Counsel and
                                                     Secretary